UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 4, 2008

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 4, 2008, Advent Software, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”), by and among the Company, Tamale Software, Inc., a Delaware corporation (“Tamale”), Tenor Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Tenor LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and, with respect to Article VII, Article VIII and Article IX thereof only, Robert E. Richards, Jr. as stockholder representative and U.S. Bank National Association as escrow agent. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, Merger Sub will merge with and into Tamale, and, as part of a single overall transaction pursuant to an integrated plan, the surviving entity will be merged with and into Merger LLC.

Under the terms of the agreement, Advent will pay approximately $70 million for all of the outstanding capital stock of Tamale, with 60 percent of the consideration payable in shares of Advent’s common stock and the remaining 40 percent in cash.  Advent will issue approximately 900,000 shares based on the average closing price of $46.44 for the 15 trading days prior to the signing date, in addition to approximately $28 million in cash consideration, subject to adjustment for third-party expenses and certain other specified items. No options will be assumed by Advent in connection with this transaction.  Fifteen percent (15%) of the consideration will be placed into escrow for twelve (12) months following the closing to be held as security for losses incurred by the Company in the event of certain breaches of the representations and warranties contained in the Agreement or certain other events. The escrowed consideration will consist solely of shares of common stock of the Company.  All options to acquire shares of Tamale common stock will be terminated in connection with the acquisition.

The acquisition has been approved by both companies’ boards of directors and is subject to the approval of Tamale’s stockholders and customary closing conditions.  The Agreement contains certain termination rights for both the Company and Tamale.

The foregoing description is qualified in its entirety by reference to the Reorganization Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Company issued a press release on September 4, 2008 announcing that it had entered into the Agreement. The text of the release is set forth in the attached Exhibit 99.1.

ITEM 3.02             Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.  The issuance of the shares of common stock will be made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof or  on Section 4(2) thereof or Regulation D promulgated thereunder.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description
2.1

Agreement and Plan of Reorganization dated as of September 4, 2008 by and among the Company, Tamale Software, Inc., a Delaware corporation, Tenor Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, Tenor LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and, with respect to Article VII, Article VIII and Article IX thereof only, Robert E. Richards, Jr. as stockholder representative and U.S. Bank National Association as escrow agent

99.1	Press release dated September 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Vice President and Corporate Controller
(Principal Accounting Officer)

Dated: September 5, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1

Agreement and Plan of Reorganization dated as of September 4, 2008 by and among the Company, Tamale Software, Inc., a Delaware corporation, Tenor Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, Tenor LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and, with respect to Article VII, Article VIII and Article IX thereof only, Robert E. Richards, Jr. as stockholder representative and U.S. Bank National Association as escrow agent

99.1	Press release dated September 4, 2008.